UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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CARDINAL BANKSHARES CORPORATION
(Name of Registrant as Specified in Its Charter)

SCHALLER EQUITY PARTNERS, A NORTH CAROLINA LIMITED PARTNERSHIP
SCHALLER EQUITY MANAGEMENT, INC.
SCHALLER INVESTMENT GROUP INCORPORATED
COALITION PROXY HOLDING AND VOTING SPV, INC.
DOUGLAS E. SCHALLER
T. MAUYER GALLIMORE
BOBBY L. GARDNER, SR.
JOHN PAUL HOUSTON
CAROL S. JARRATT
R. DEVEREUX JARRATT
JAMES W. SHORTT
JOHN MICHAEL TURMAN

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THE COALITION TO IMPROVE THE BANK OF FLOYD Welcome to the Reception

Who are the board nominees of the Coalition?

. Mauyer Gallimore is an owner of a real estate company based in Floyd, a graduate of Floyd High School and a life-long resident of Floyd County.

. John Paul Houston is a partner in the Floyd-based financial planning firm of Stone, Houston & Associates, Inc., a graduate of Floyd County High School and alife-long resident of Floyd County.

. James Shortt is a local attorney who has worked in Floyd County since 1995, and is a graduate of Floyd County High School. Jim’s family has resided in Floyd since 1804.

Who are the other participants in the Coalition?

. Bobby Gardner is a funeral director in Floyd, a local real estate investor, a graduate of Floyd County High School and a life-long resident of Floyd County.

. Carol Jarratt has over 35 years of extensive banking experience. She and her husband, Dev Jarratt live in Roanoke.

. Devereux Jarratt is the Chief Executive Officer of a medical services company in Roanoke. Dev was raised in Floyd and is a graduate of Floyd County High School. His father was a former president of the Bank of Floyd.

Who are the other participants in the Coalition?

. Mike Turman owns various real estate and lumber-related businesses in and around Floyd, is a graduate of Floyd County High School and a life-long resident of Floyd County.

. Doug Schaller is the owner of Schaller Investment Group, an investment management company, and has invested in bank stocks for 30 years.

Thank you for coming. We appreciate your interest.

Opportunity is here, now!

Additional Information and Where to Find It

Coalition to Improve the Bank of Floyd has filed a definitive proxy statement, a supplement to it and related materials with the Securities and Exchange Commission (“SEC”) in connection with the Coalition’s solicitation of proxies to elect its Nominees to the Company’s Board of Directors at the 2012 Annual Meeting of Shareholders. Shareholders should read the Coalition’s definitive proxy statement, supplement and other publicly-filed proxy materials as they become available, because they contain important information. Information regarding the direct and indirect interests of each participant in the Coalition’s solicitation of proxies is included in the Coalition’s proxy materials filed with the SEC, which may be accessed without charge at https://materials.proxyvote.com/141478 and at the SEC’s website at www.sec.gov.